Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 1, 2002 relating to the financial statements and financial statement schedule, which appears in F5 Networks, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Seattle, Washington
September 15, 2003